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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED JULY 27, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                             Convertible Notes                Common Stock
                                                       ---------------------------      ---------------------------
                                                       Principal         Principal
                                                       Amount of         Amount of        Number of       Number of
                                                      Convertible       Convertible         Shares         Shares
         Name of Selling Security Holder              Notes Owned      Notes Offered          Owned         Offered
         -------------------------------              -----------      -------------    -----------     -----------
Associated Electric & Gas Insurance Services
     Limited                                            500,000           500,000            -0-             -0-

Canyon Value Realization (Cayman) Ltd.                 2,800,000         2,800,000           -0-             -0-

Credit Suisse First Boston Corporation                  250,000           250,000            -0-             -0-

Value Realization Fund, LP                             2,100,000         2,100,000           -0-             -0-